                                                                    Exhibit 99.1


(HYBRIDON LOGO)


Contacts:

Hybridon, Inc.                                       MacDougall Communications
617-679-5500, x5517                                  508-647-0209 x12
Robert G. Andersen                                   Douglas MacDougall
E-mail: randersen@hybridon.com                       E-mail:  Doug@macbiocom.com


                    HYBRIDON REPORTS 2004 FINANCIAL RESULTS

        - OPERATIONAL HIGHLIGHTS INCLUDE DRUG DEVELOPMENT FOCUS ON TOLL-
                                LIKE RECEPTORS -

CAMBRIDGE, MA, MARCH 28, 2005 - Hybridon, Inc. (AMEX:HBY) today announced financial results for the year ended December 31, 2004 in conjunction with the filing of its Annual Report on Form 10-K for 2004 with the Securities and Exchange Commission.

The Company reported total revenues in 2004 of $0.9 million and a net loss applicable to common stockholders in 2004 of $0.16 per share compared with total revenues of $0.9 million and a net loss applicable to common stockholders of $0.45 per share in 2003. Research and development expenses were substantially unchanged at $10.8 million in 2003 and $10.3 million in 2004. General and administrative expenses decreased from $6.9 million in 2003 to $4.3 million in 2004. Condensed operating results and condensed balance sheet information from the Form 10-K are included at the end of this press release.

"During 2004, Hybridon completed its transition to a company focused on the development of novel IMO drug candidates as agonists of Toll-like Receptor 9," commented Sudhir Agrawal, D. Phil., President and CEO of Hybridon. "Our lead compound, IMOxine, has been administered to over 50 healthy subjects and oncology patients in clinical trials. In 2004, we also initiated a multi-center Phase 2 trial of IMOxine in renal cell carcinoma and we identified several other IMO drug candidates for development for the treatment of asthma/allergy and infectious disease."

Dr. Agrawal continued, "Our IMO pipeline of TLR9 agonists is a result of our extensive experience with DNA-based therapeutics, including antisense. Given the data coming out of our TLR9 programs, we have decided to focus substantially all of our resources on these drug candidates. We plan to seek to enter into collaborations to continue the development of our antisense programs."

During 2004, Hybridon signed two new antisense collaborations with Alnylam Pharmaceuticals, Inc. and VasGene Therapeutics, Inc., bringing the total number of antisense collaborations and licenses to which Hybridon is party to nine.

ABOUT HYBRIDON

Hybridon, Inc. is a leader in the discovery and development of novel therapeutics based on synthetic DNA. The Company's focus is to develop therapeutics independently and with partners based on two proprietary technology platforms: i) Synthetic immunomodulatory oligonucleotides (IMO(TM)) that act to modulate responses of the immune system; and ii) Antisense technology that uses synthetic DNA to block the production of disease-causing proteins at the cellular level. Licensees of Hybridon's technology include Isis Pharmaceuticals, Inc., Alnylam Pharmaceuticals, Integrated DNA Technologies, Inc., MethylGene, Inc., Aegera Therapeutics, Inc., Avecia Biotechnology, Inc., VasGene Therapeutics, Inc., Migenix, Inc., Epigenesis Pharmaceuticals, Inc., and The Immune Response Corporation.

The Company is conducting Phase 1 and Phase 2 clinical trials in oncology patients with HYB2055 (IMOxine(R)), a 2nd-generation IMO, and has completed a Phase 1 trial of HYB2055 in healthy volunteers. Hybridon has licensed Amplivax(TM) (an adjuvant application of HYB2055) as an adjuvant in IR103, a potential therapeutic and prophylactic vaccine for HIV infection being developed by The Immune Response Corporation. Hybridon also is collaborating on the development of additional 2nd-generation antisense oligonucleotides for the treatment of cancer and viral infections.

This press release contains forward-looking statements concerning Hybridon that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, "believes," "anticipates," "plans," "expects," "estimates," "intends," "should," "could," "will," "may," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Hybridon's actual results to differ materially from those indicated by such forward-looking statements, including risks as to whether results obtained in preclinical studies or early clinical trials will be indicative of results obtained in future preclinical studies or clinical trials, or warrant further clinical trials and product development; whether products based on Hybridon's technology will advance through the clinical trial process and receive approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether, if such products receive approval, they will be successfully distributed and marketed; whether the Company will be able to enter into and maintain collaborations with third parties; whether the patents and patent applications owned or licensed by Hybridon will protect the Company's technology and prevent others from infringing it; whether Hybridon's cash resources will be sufficient to fund product development; and such other important factors as are set forth under the caption "Risk Factors" in Hybridon's current Annual Report on Form 10-K filed on March 25, 2005, which important factors are incorporated herein by reference. Hybridon disclaims any intention or obligation to update any forward-looking statements.


                           - Financial charts follow -

                                 Hybridon, Inc.
                 Consolidated Condensed Statements of Operations
                      (In thousands, except per share data)


                                                        Years Ended December 31,
                                                        2004             2003
                                                      --------         --------
Revenues                                              $    942         $    897
Operating Expenses
   Research & Development                               10,305           10,817
   General & Administrative                              4,273            6,924
   Stock-based Compensation                               (713)             543
                                                      --------         --------
   Total Operating Expenses                             13,865           18,284
                                                      --------         --------
(Loss) from Operations                                 (12,923)         (17,387)
Investment Income                                          217              294
Interest Expense                                           (29)            (118)
                                                      --------         --------
Net (Loss)                                             (12,735)         (17,211)
Accretion of Preferred Stock Dividends                  (2,676)          (5,529)
                                                      --------         --------
Net (Loss) Applicable To
   Common Stockholders                                $(15,411)        $(22,740)
                                                      ========         ========
Basic and Diluted Net (Loss) Per
Common Share                                          $  (0.16)        $  (0.45)
                                                      ========         ========

Shares Used In Computing Basic and
Diluted Net (Loss) Per Common Share                     98,914           51,053
                                                      ========         ========


                                 Hybridon, Inc.
                    Consolidated Condensed Balance Sheet Data
                                 (In thousands)


                                                            At December 31,
                                                        2004              2003
                                                       -------           -------
Cash, Cash Equivalents
   And Investments                                     $14,413           $13,668
Receivables & Other Assets                                 978               742
                                                       -------           -------
Total Assets                                           $15,391           $14,410
                                                       =======           =======

9% Notes Payable                                       $    --           $ 1,306
Other Current Liabilities                                1,687             1,799
Non-Current Portion of Accrued
   Expenses                                                240                --
Deferred Revenue                                           695               779
Total Stockholders' Equity                              12,769            10,526
                                                       -------           -------
Total Liabilities &
   Stockholders' Equity                                $15,391           $14,410
                                                       =======           =======

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